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                                                                     Exhibit 5.1

                      [Sullivan & Cromwell LLP Letterhead]

                                October 20, 2003



Humboldt Bancorp,
      2998 Douglas Boulevard, Suite 330
           Roseville, California  95661.

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 3,382,057 shares (the "Securities") of Common Stock, without par value, of Humboldt Bancorp, a California corporation (the "Company"), to be issued in connection with the Agreement and Plan of Merger, dated August 11, 2003, by and between the Company and California Independent Bancorp, we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, and the Securities have been duly issued and sold as contemplated
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Humboldt Bancorp                                                          Page 2

by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of California, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                      Very truly yours,



                                                      /s/Sullivan & Cromwell LLP
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